Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated July 13, 2011, of Penola Inc. (An Exploration Stage Company) relating to the financial statements as of February 28, 2011 and for the period from May 7, 2010 (inception) to February 28, 2011, and the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ M&K CPAS, PLLC
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www.mkacpas.com
Houston, Texas

July 13, 2011